Amendment #1
to the
AUTOMATIC
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 1, 2004
Between
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
(THE COMPANY)
And
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE REINSURER)

The parties hereby agree to the following:

1.	SCHEDULE B, Section 1, REINSURANCE PREMIUMS, shall be replaced by the following:

[REDACTED]

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of December 1, 2004.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________	By:________________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Witnessed By:_________________________	Witnessed By:_________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________